UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2013 (May 2, 2013)

DriveTime Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14759	86-0721358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DT Acceptance Corporation
(Exact name of registrant as specified in its charter)

Arizona	333-169730	82-0587346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DT Jet Leasing, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-02	27-1063772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DriveTime Sales and Finance Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-04	86-0657074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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DT Credit Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-05	86-0677984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DriveTime Car Sales Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-06	86-0683232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 East Indian School Road, Phoenix, Arizona 85018
(Address of principal executive offices, with zip code)

(602) 852-6600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement

On May 2, 2013, DriveTime Automotive Group, Inc. (“DTAG”) and DT Acceptance Corporation (“DTAC” and, together with DTAG, “DriveTime” or the “Issuers) closed an offering (the “Offering”) of an additional $50 million aggregate principal amount of the Issuers’ 12.625% senior secured notes due 2017 (the “Notes”). The Notes are additional notes issued under an indenture executed on June 4, 2010 and have substantially identical terms and constitute part of the same series as the initial notes issued thereunder.

In connection with the closing of the Offering, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the subsidiary guarantors named therein and the initial purchasers listed in Schedule I thereto, pursuant to which the Issuers agreed to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”), which would allow the holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act (the “Exchange Registration Statement”).

The Notes are subject to increased interest of 0.25% per annum for the first 90-day period after August 30, 2013, and an additional 0.25% per annum at the beginning of each subsequent 90-day period until the Exchange Registration Statement is filed. Additionally, if the Exchange Registration Statement is not declared effective on or prior to November 28, 2013, the Notes will be subject to additional increased interest of 0.25% per annum for the first 90-day period after November 28, 2013 with such interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period until such exchange is completed (provided that such rate may not exceed 1.00% per annum).

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of the Registration Rights Agreement, which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance     Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of the report.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits

4.1
Registration Rights Agreement, dated May 2, 2013, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, the subsidiary guarantors named therein and the Initial Purchases set forth on Schedule I thereto.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 8, 2013	DRIVETIME AUTOMOTIVE GROUP, INC. By: /s/ Raymond C. Fidel Raymond C. Fidel President and Chief Executive Officer
Date: May 8, 2013	DT ACCEPTANCE CORPORATION By: /s/ Mark G. Sauder Mark G. Sauder Chief Financial Officer
Date: May 8, 2013	DT JET LEASING, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President, Chief Executive Officer and Manager
Date: May 8, 2013	DRIVETIME SALES AND FINANCE COMPANY, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President, Chief Executive Officer and Manager
Date: May 8, 2013	DT CREDIT COMPANY, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President and Manager
Date: May 8, 2013	DRIVETIME CAR SALES COMPANY By: /s/ Raymond C. Fidel Raymond C. Fidel President and Manager

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1
Registration Rights Agreement, dated May 2, 2013, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, the subsidiary guarantors named therein and the Initial Purchases set forth on Schedule I thereto.

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